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                                                                   Exhibit 10.43

                             LINCARE HOLDINGS INC.

                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT



Optionee:                                  [Grantee Name]

Number of shares of
Common Stock subject
to this Agreement:                         [Number of Options Granted]


         Pursuant to the Lincare Holdings Inc. [Plan Year] Stock Plan (the "Plan"), the [Plan Year] Stock Plan Committee (the "Committee") of the Board of Directors of Lincare Holdings Inc. (the "Company") has granted to you an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 9 below) are herein referred to as the "Option Shares". The Option shall constitute and be treated at all times by you and the Company as a "non-qualified stock option" for Federal income tax purposes and shall not constitute and shall not be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

         1.      Date of Grant.  The Option is granted to you on [Grant Date].

         2. Termination of Option. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of: (i) [Expiration Date] or (ii) the date provided in Section 7 below in the event you cease to be a non-employee director of the Company or any subsidiary or parent thereof.

         3. Option Price. The purchase price to be paid upon the exercise of the Option is $[Exercise Price] per share, the price at which the Company's shares of Common Stock were traded on the NASDAQ National Market System at the close of business on the date hereof (subject to adjustment as provided in Section 9(a) hereof).

         4. Automatic Vesting Provisions. Commencing on [First Vesting Date] and on the first anniversary of that date on which you shall continue to be a non-employee director of the Company or any subsidiary or parent thereof, you shall become entitled to


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exercise the Option with respect to 50% of the Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to
Section 2 hereof.

         5. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in cash or by check.

         6.      [Restriction on Transferability if Applicable]

         7. Termination of Directorship. In the event that you cease to be a non-employee director of the Company for any reason whatsoever, then the Option may only be exercised within one (1) year after the date you ceased to be a non-employee director, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be a non-employee director of the Company and had not previously done so.

         8. Tax Consequences. You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold Federal, state and local taxes in respect of any compensation income realized by you upon exercise of the Option granted hereunder. To the extent that the Company is required to withhold any such taxes, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion; provided, however, that the Company shall consult with you regarding such determination and shall promptly advise you of any such determination made by the Company hereunder with the intention that such advice shall be given in time to permit you to express your views regarding such determination.



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         9.      Adjustments; Reorganization, Reclassification, Consolidation,
Merger or Sale.

                 (a) In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Committee shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

                 (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to Section 9(c) below, each holder of an Option shall thereafter have the right to receive upon the basis and upon the terms and conditions specified therein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

                 (c) Notwithstanding the foregoing, in the event of any offer to holders of the Company's Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or any transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Committee may, in its sole discretion, cancel the Option and pay or deliver to you, or cause to be paid or delivered to you, an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the product of: (i) the number of Option Shares that, as of the date of the consummation of such Acquisition, you had become entitled to purchase (and had not purchased), multiplied by (ii) the amount, if any, by which (x) the formula or fixed price per share paid to




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holders of shares of Common Stock pursuant to such Acquisition exceeds (y) the option price set forth in Section 3 hereof.

         10. Certain Notices. In case at any time there shall be any capital reorganization or reclassification or any consolidation or merger or sale of all or substantially all of the assets of the Company as described in Sections 9(b) or 9(c) above, then the Company shall give, by first class mail, postage prepaid, addressed to you at your address as shown on the books of the Company, at least 20 days' prior written notice of the date when such transaction or event shall take place, which notice shall contain a reasonably detailed summary of the terms of such transaction or event. The Company shall promptly provide upon request (to the extent permitted under any applicable agreements with third parties) additional relevant information relating to such transaction or event reasonably requested by you.

         11. Continuation of Directorship. Neither the Plan nor the Option shall confer upon you any right to continue as a director of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to remove you as a director or terminate your relationship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

         12. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, which are hereby incorporated herein by reference.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.





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         Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.


                                        LINCARE HOLDINGS INC.



                                        By: _____________________________





AGREED TO AND ACCEPTED AS OF
THE DATE FIRST WRITTEN ABOVE:



______________________________
       Optionee

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                                   EXHIBIT A

                             LINCARE HOLDINGS INC.
                           STOCK OPTION EXERCISE FORM

I hereby elect to exercise my non-qualified stock option rights as follows:




       GRANT DATE                   NUMBER OF SHARES                       PRICE                   TOTAL PRICE
       ----------                   ----------------                       -----                   -----------

     _______________             ________________________               ______________          ___________________

     _______________             ________________________               ______________          ___________________




Please register and deliver my shares as follows:

                                      __________________________________________
                                      __________________________________________
                                      __________________________________________
                                      __________________________________________


NAME:___________________________________________________________________________

ADDRESS:________________________________________________________________________

________________________________________________________________________________

SOCIAL SECURITY NUMBER:_________________________________________________________

PHONE NUMBER:    HOME(____)______________________  WORK(____)___________________


  __________       I am currently an Executive Officer or Director of Lincare
                   Holdings Inc.

GENERAL

A.       __________________________________, is authorized to pay the stock option exercise price and withhold taxes (if applicable) to Lincare Holdings Inc. and to provide duplicate confirmations to Lincare Holdings Inc.

B. Upon the sale of my stock option shares through _____________________, my authorization and direction to deliver those shares to my account at ___________________________________________, shall be irrevocable.





___________________________________________                 ___________________
SIGNATURE OF OPTIONEE                                       DATE








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